UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

ISQ Open Infrastructure Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56735	33-2876284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Brickell Avenue, PH, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(786) 693-5739

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As of March 1, 2026, ISQ Open Infrastructure Company LLC (the “Company”) issued and sold the following unregistered shares of the Company to investors for cash:

Class	Number of Shares Sold*	Aggregate Net Consideration*
Series I
F-STE Shares	180,438	$5,810,833
F-DTE Shares	-	-
F-ITE Shares	17,354	560,000
F-JTE Shares	44,988	1,448,000
STE Shares	-	-
DTE Shares	-	-
ITE Shares	-	-
JTE Shares	-	-
ETE Shares	-	-
Series II(1)
F-S Shares	132,395	4,266,469
F-I Shares	124,460	4,017,500
F-J Shares	335,538	10,807,058
E Shares	40,735	1,375,000

(1)	Only reflects share classes outstanding as of March 1, 2026 held by third parties.

*	Share and dollar amounts rounded to the nearest whole number.

The Company issued such shares for total aggregate net consideration of $28,284,860 (the “Proceeds”). The offer and sale of the shares above were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2), including Regulation D (for sales to accredited investors) and/or Regulation S (for sales to non-U.S. investors outside of the United States) thereunder.

Item 8.01	Other Events.

Asset Acquisitions

During the month of March 2026, the Company increased its holdings in existing portfolio companies.

Transactional Net Asset Value

On March 27, 2026, the operating manager of the Company determined the Transactional Net Asset Value per share, being the price at which sales of the Company’s shares are made, of the following classes of the Company’s shares as of February 28, 2026 ($ in thousands, except shares and per share data):

Class	Monthly Transactional Net Asset Value*	Number of Shares Outstanding*	Transactional Net Asset Value per Share as of February 28, 2026
Series I
F-STE Shares	$10,863	337,317	$32.20
F-DTE Shares	12,904	401,563	32.14
F-ITE Shares	1,774	54,971	32.27
F-JTE Shares	21,355	663,483	32.19
STE Shares	3	110	32.03
DTE Shares	4	110	32.11
ITE Shares	4	110	32.15
JTE Shares	3	110	32.08
ETE Shares	3	80	33.38
Series II(1)
F-S Shares	20,218	627,403	32.23
F-I Shares	8,912	276,098	32.28
F-J Shares	117,076	3,634,961	32.21
E Shares	13,919	412,345	33.75

(1)	Only reflects share classes outstanding as of March 1, 2026 held by parties other than the Company.

*	Share and dollar amounts rounded to the nearest whole number.

For additional information, please see details included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

March Distribution

On March 31, 2026, the Company declared a special cash distribution on the following classes of the Company’s shares in the amounts per share set forth below:

Class	Net Distribution
Series I
F-STE Shares	$0.3399
F-DTE Shares	0.3399
F-ITE Shares	0.3399
F-JTE Shares	0.3399
STE Shares	0.3399
DTE Shares	0.3399
ITE Shares	0.3399
JTE Shares	0.3399
Series II
F-S Shares	0.3399
F-I Shares	0.3399
F-J Shares	0.3399
E Shares	0.3399

The cash distribution for each class of shares is payable to holders of record at the close of business on March 31, 2026 and will be paid on or about May 5, 2026. The net distribution will be paid in cash or reinvested in shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

The Company’s current liquidity position supports the board of directors (the “Board”) consideration of regular future dividends; however, any future dividends, including the timing and amount of any quarterly dividends, will be determined by the Board in its discretion and will depend on the Company’s financial condition, results of operations, cash requirements, and other factors at the time of declaration.

Item 9.01	Financial Statements and Exhibits.

99.1	Net Asset Value as of February 28, 2026
104	Cover Page Interactive Data File, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISQ OPEN INFRASTRUCTURE COMPANY LLC

By:	/s/ Starr Frohlich
Name:	Starr Frohlich
Title:	Principal Financial Officer

Date: April 2, 2026

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